Exhibit (a)(1)(A)

OFFER TO PURCHASE FOR CASH
by
Collabrium Japan Acquisition Corporation
of
Up to 3,253,818 of its Ordinary Shares, Subject to Adjustment,
at a Purchase Price of Approximately $10.326 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON 11:59 p.m., JANUARY 23, 2014, UNLESS THE OFFER IS OTHERWISE EXTENDED.

Collabrium Japan Acquisition Corporation, a British Virgin Islands business company with limited liability (“Collabrium,” “we,” “us” or “our”), hereby offers to purchase up to 3,253,818 of Collabrium’s issued and outstanding ordinary shares, no par value (the “Ordinary Shares”), at a purchase price of approximately $10.326 per share, net to the seller in cash, without interest (the “Share Purchase Price” or “Purchase Price”), for a total Purchase Price of up to approximately $33,598,925, with the number of shares and the total Purchase Price subject to adjustment as described in “The Offer and Extension — Number of Ordinary Shares; Share Purchase Price; No Proration,” upon the terms and subject to certain conditions described in this Offer to Purchase for Cash (the “Offer to Purchase”) and in the letter of transmittal for the Ordinary Shares (the “Letter of Transmittal”) (which, together with this Offer to Purchase as they may be amended or supplemented from time to time, constitute the “Offer”). If more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, there will be no proration in the event that more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT purchase any Ordinary Shares pursuant to the Offer.

Only the holders of Ordinary Shares issued in our initial public offering (the “IPO,” and such shares, the “Public Shares,” and the holders of such shares, the “Public Shareholders”) will be entitled to participate in the Offer. The holders of the 1,400,000 Ordinary Shares issued prior to our IPO (such shares, the “Initial Shares,” and the holders of such shares, the “Initial Shareholders”), including all of our officers and directors, have waived their right to participate in the Offer with respect to such shares. Holders of our warrants, each to purchase one Ordinary Share (a “Warrant”), issued in our IPO (the “Public Warrants”) and the Warrants purchased by our Initial Shareholders in a private placement (the “Private Placement”) consummated simultaneously with the closing of our IPO (the “Insider Warrants”) also will not be entitled to participate in the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer” and “The Extension — Interests of Certain Persons in the Extension.”

The Share Purchase Price of approximately $10.326 is equal to the amount per Public Share on deposit in the trust account established to hold a portion of the proceeds of our IPO and Private Placement (the “Trust Account”), as of the commencement of the Offer, including interest but net of taxes payable. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.”

We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or any other similar business combination with, one or more businesses or entities. Under our Amended and Restated Memorandum and Articles of Association (the “Charter”), we have until January 24, 2014 to consummate an initial business combination. Despite having identified and conducted extensive diligence and negotiations with several potential target businesses, we will not be able to consummate an initial business combination by such date, because we have not yet entered into a definitive agreement for such a business combination. However, under our Charter, if we will not be able to consummate an initial business combination by January 24, 2014, we are permitted to extend the period of time to consummate an initial business combination by up to an additional 90 days (the “Extension”) by offering our Public Shareholders the right to have their shares redeemed for a pro rata portion of the amount then on deposit in the Trust Account (net of taxes payable). We continue to actively seek a target business for our initial business combination. Accordingly, our board of directors has determined that it would be in the best interests of our shareholders to obtain the benefit of the full 90-day Extension in order to complete an initial business combination. As a result, pursuant to our Charter, we are providing our shareholders with the opportunity to redeem their shares in connection with the Extension.

We intend to use the Extension to identify a target business, negotiate and execute a definitive acquisition agreement and consummate an initial business combination. In connection with the consummation of an initial business combination, we intend to conduct a second redemption of the then outstanding Ordinary Shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and the terms of the definitive agreement for such business combination. If you do not tender your shares at this time, you will retain the right to participate in an initial business combination or to redeem your shares in the Second Tender Offer in connection with such business combination. We urge you to retain your shares to consider any proposed initial business combination. However, there can be no assurance that we will be able to successfully negotiate a definitive agreement for an initial business combination on acceptable terms, or at all, or that we will be able to consummate any such transaction.

If this Offer is terminated because more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn or for any other reason, we will be unable to take advantage of the 90-day Extension. In such event, we will not be able to consummate an initial business combination by January 24, 2014 and we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs. If the Offer is completed, we will have until April 24, 2014 to complete an initial business combination.

THE OFFER IS CONDITIONED UPON NO MORE THAN 3,253,818 ORDINARY SHARES, SUBJECT TO ADJUSTMENT, BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN AND CERTAIN OTHER CUSTOMARY CONDITIONS. SEE “THE OFFER — CONDITIONS OF THE OFFER.” IF THE OFFER IS TERMINATED, WE WILL BE UNABLE TO TAKE ADVANTAGE OF THE EXTENSION.

Only Ordinary Shares validly tendered and not properly withdrawn will be purchased pursuant to the Offer. Ordinary Shares tendered pursuant to the Offer but not purchased in the Offer will be returned at our expense promptly following the expiration of the Offer. See “The Offer — Procedures for Tendering Shares.”

We will fund the purchase of Ordinary Shares in the Offer with cash available to us from the Trust Account. See “The Offer — Source and Amount of Funds.” The Offer is not conditioned on any minimum number of Ordinary Shares being tendered. The Offer is, however, subject to certain other conditions, including that no more than 3,253,818 Ordinary Shares, subject to adjustment, being validly tendered and not properly withdrawn. See “The Offer — Purchase of Shares and Payment of Purchase Price” and “— Conditions of the Offer.”

Collabrium’s Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JACQ.” As of December 19, 2013, the last reported closing price of the Ordinary Shares was $10.23 per share. Shareholders are urged to obtain current market quotations for the Ordinary Shares before deciding whether to tender their Ordinary Shares pursuant to the Offer. See “Price Range of Securities and Dividends.”

We also have outstanding units (a “Unit”) comprised of one Ordinary Share and one Warrant. Our Warrants and Units also are listed on Nasdaq under the symbols “JACQW” and “JACQU,” respectively. The Offer is only open for our Ordinary Shares, but not those together as part of our Units. You may tender Ordinary Shares that are included in Units, but to do so you must separate such Units into their component pieces prior to tendering such Ordinary Shares. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. See “The Offer — Procedures for Tendering Shares.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ACCEPT THE OFFER WITH RESPECT TO YOUR ORDINARY SHARES. IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN OUR INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT THE TIME WE CONDUCT THE SECOND TENDER OFFER. WE URGE YOU TO RETAIN YOUR SHARES TO CONSIDER ANY PROPOSED INITIAL BUSINESS COMBINATION. HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY NEGOTIATE A DEFINITIVE AGREEMENT FOR AN INITIAL BUSINESS COMBINATION ON ACCEPTABLE TERMS, OR AT ALL, OR THAT WE WILL BE ABLE TO CONSUMMATE ANY SUCH TRANSACTION.

You must make your own decision as to whether to tender your Ordinary Shares and, if so, how many Ordinary Shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.” You should discuss whether to tender your Ordinary Shares with your broker, if any, or other financial advisor. See “Risk Factors” for a discussion of risks that you should consider before participating in the Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Ordinary Shares or passed upon the accuracy or adequacy of this Offer to Purchase or related documents. Any representation to the contrary is a criminal offense.

Questions and requests for assistance regarding the Offer may be directed to Morrow & Co., LLC, the information agent for the Offer (the “Information Agent”), at the telephone numbers set forth on the back cover of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal, and the other Offer documents from the Information Agent at the telephone numbers and address on the back cover of this Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

December 23, 2013

IMPORTANT

If you desire to tender all or any portion of your Ordinary Shares, you must do one of the following before the Offer expires:

•	if your Ordinary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact the nominee and have the nominee tender your Ordinary Shares for you;

•	if you hold certificates for Ordinary Shares registered in your own name, you must complete and sign the accompanying Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Ordinary Shares and any other documents required by the Letter of Transmittal, to Continental Stock Transfer & Trust Company (the “Depositary”) at the address shown on the back cover of this Offer to Purchase. Do not send such materials to Collabrium or the Information Agent;

•	if you are an institution participating in The Depository Trust Company, you must tender your Ordinary Shares according to the procedure for book-entry transfer described in “The Offer — Procedures for Tendering Shares”; or

•	if you are the holder of Units and wish to tender Ordinary Shares included in such Units, you must separate the Units into their component pieces prior to tendering such Ordinary Shares pursuant to the Offer. You must instruct your broker to do so, or if you hold Units registered in your own name, you must contact the Depositary directly and instruct them to do so. If you fail to cause your Ordinary Shares to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender such Ordinary Shares prior to the expiration of the Offer.

To validly tender Ordinary Shares pursuant to the Offer, other than Ordinary Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must properly complete and duly execute the Letter of Transmittal.

We are not making the Offer to shareholders in any jurisdiction where it would be illegal to do so. However, we are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Ordinary Shares pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Ordinary Shares residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Ordinary Shares pursuant to the Offer. You should rely only on the information contained in this Offer to Purchase and in the Letter of Transmittal or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the Offer other than that information and those representations contained in this Offer to Purchase or in the Letter of Transmittal. If anyone makes any recommendation or gives any information or makes any representation regarding the Offer, you must not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, the Depositary or the Information Agent. You should not assume that the information provided in this Offer to Purchase is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer to Purchase.

Questions and requests for assistance should be directed to Morrow & Co., LLC, the Information Agent for the Offer, at its address and telephone numbers set forth below and on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal, and other materials related to the Offer may also be obtained for free from Morrow & Co., LLC. Copies of this Offer to Purchase, the Letter of Transmittal, and any other material related to the Offer may also be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. See “Where You Can Find More Information.”

The Information Agent for the Offer is:

Morrow & Co., LLC
470 West Avenue, 3rd Floor,
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokerage firms: (203) 658-9400
Email: collabrium.info@morrowco.com

v

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE OFFER	4
FORWARD-LOOKING STATEMENTS	12
RISK FACTORS	13
Risks Related to the Offer	13
Risks Relating to the Extension	13
Risks Related to Collabrium	14
SUMMARY	18
Background of Collabrium	18
Second Tender Offer	19
THE OFFER AND EXTENSION	20
General Description of the Offer and Extension	20
Effect of Failure to Consummate the Offer	20
Interests of Certain Persons in the Extension	21
Number of Ordinary Shares; Share Purchase Price; No Proration	22
Number of Ordinary Shares	22
Share Purchase Price	22
No Proration	22
Certain Effects of the Offer	23
Procedures for Tendering Shares	24
Valid Tender of Ordinary Shares	24
Units and Warrants	24
Signature Guarantees	24
Method of Delivery	25
Book-Entry Delivery	25
Return of Unpurchased Ordinary Shares	25
Tendering Shareholders’ Representations and Warranties; Tender Constitutes an Agreement	26
Determination of Validity; Rejection of Ordinary Shares; Waiver of Defects; No Obligation to Give Notice of Defects	26
Lost or Destroyed Certificates	27
Withdrawal Rights	27
Purchase of Shares and Payment of Purchase Price	28
Conditions of the Extension and the Offer	29
Source and Amount of Funds	29
Certain Information Concerning Collabrium and the Extension	30
Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities	30
Interests of Directors and Executive Officers	30
Agreements Involving Our Securities and Other Material Arrangements	30
Transactions in Ordinary Shares	31
Certain Legal Matters; Regulatory Approvals	31
Material U.S. Federal Income Tax Considerations	31
Exchange of Ordinary Shares Pursuant to the Offer	32

Criteria for Determining Sale or Distribution Treatment Under Section 302	33
Passive Foreign Investment Company Rules	33
Medicare Contribution Tax	35
Information Reporting and Backup Withholding	35
Non-Participation in the Offer	36
Extension of the Offer; Termination; Amendment	36
Effect of Termination	37
Fees and Expenses	37
Miscellaneous	37
PRICE RANGE OF SECURITIES AND DIVIDENDS	38
Price Range of Our Securities	38
Dividends	38
BENEFICIAL OWNERSHIP OF SECURITIES	38
APPRAISAL RIGHTS	40
WHERE YOU CAN FIND MORE INFORMATION	40

SUMMARY TERM SHEET

This summary term sheet highlights important information contained in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms of the Offer, you should carefully read this entire Offer to Purchase and the Letter of Transmittal.

Party Making the Offer
Collabrium Japan Acquisition Corporation. Collabrium’s principal executive offices are located at c/o Collabrium Advisors LLP, 16 Old Bond Street, London W1S 4PS and our telephone number there is 44-20-7408-4710.

Ordinary Shares Subject of the Offer	Up to 3,253,818 Ordinary Shares of Collabrium, subject to adjustment. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.”

Price Offered Per Ordinary Share
Approximately $10.326 per share, net to the seller in cash, without interest thereon. The Share Purchase Price has been calculated based on the amount held in the Trust Account as of the commencement of the Offer, including interest but net of taxes payable, divided by the total number of Public Shares. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.”

Scheduled Expiration of Offer	11:59 p.m., New York City time, on January 23, 2014, unless the Offer is otherwise extended (the “Expiration Date”). See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.”

Extension of the Offer
We expressly reserve the right, at any time and from time to time prior to the scheduled Expiration Date, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Ordinary Shares. However, due to the requirement in our Charter and the agreement governing the Trust Account that we must liquidate the Trust Account if a business combination is not completed or we have not taken advantage of the Extension by January 24, 2014, we will not be able to extend the Offer beyond January 24, 2014. As a result, if the conditions to the Offer are not met on or before January 24, 2014, we will terminate the Offer and liquidate the Trust Account. See “The Offer — Extension of the Offer; Termination; Amendment.”

Withdrawal Rights
You may withdraw Ordinary Shares that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date, namely 11:59 p.m. on Thursday, January 23, 2014, unless the Offer is otherwise extended. Although pursuant to Rule 13e-4(f)(2)(ii) promulgated under the Exchange Act, you would also have the right to withdraw your previously tendered Ordinary Shares at any time after 11:59 p.m., New York City time, on Thursday, February 23, 2014 if not accepted prior to such time, in the event that the Offer is not completed by January 24, 2014 (and assuming an initial business combination has not been completed), we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account, pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs. See “The Offer — Withdrawal Rights.”

Tender Procedures
If you hold your Ordinary Shares in your own name as a holder of record and decide to tender your Ordinary Shares, you must deliver your Ordinary Shares by mail or physical delivery and deliver a completed and signed Letter of Transmittal or an Agent’s Message to Continental Stock Transfer & Trust Company. If you hold your Ordinary Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must contact your broker or other nominee if you wish to tender your Ordinary Shares. If you are an institution participating in The Depository Trust Company (“DTC”), you must tender your Ordinary Shares according to the procedure for book-entry transfer described in this Offer. See “The Offer — Procedures for Tendering Shares” and the instructions to the Letter of Transmittal.

Manner of acceptance
For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the terms and conditions of the Offer, Ordinary Shares that are validly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Ordinary Shares for payment pursuant to the Offer. See “The Offer — Purchase of Shares and Payment of Purchase Price.”

No proration
In order for the Offer to be consummated, no more than 3,253,818 Ordinary Shares, subject to adjustment, can be validly tendered and not properly withdrawn pursuant to the Offer. If more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, we will not offer proration in the Offer. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.”

Material Tax Consequences
The exchange of Ordinary Shares for cash pursuant to the Offer will be a taxable redemption of the Ordinary Shares for U.S. federal income tax purposes. The redemption will be treated either as a sale of Ordinary Shares or as a distribution with respect to Ordinary Shares. See “The Offer — Material U.S. Federal Income Tax Considerations.”

Purpose of the Offer
We are making this Offer so that we may take advantage of the 90-day Extension, until April 24, 2014, to complete an initial business combination. See “The Extension” and “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

Conditions of the Offer
Our obligation to purchase Ordinary Shares validly tendered and not properly withdrawn prior to the Expiration Date is conditioned upon, among other things, no more than 3,253,818 Ordinary Shares, subject to adjustment, having been validly tendered and not properly withdrawn prior to the Expiration Date. This condition is not waivable. In addition, the Offer (and therefore the Extension) is also subject to a number of other customary conditions. See “The Offer — Conditions of the Offer.”

Participation of Executive Officers and Directors
Only the holders of Public Shares will be entitled to participate in the Offer. Our Initial Shareholders, including all of our officers and directors, have waived their right to participate in the Offer with respect to their shares. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

QUESTIONS AND ANSWERS ABOUT THE OFFER

Q.	Who is offering to purchase the Ordinary Shares?

A.	Collabrium is offering to purchase the Ordinary Shares. See “The Offer.”

Q.	What Ordinary Shares are sought?

A.	We are offering to purchase up to 3,253,818 outstanding Ordinary Shares validly tendered and not properly withdrawn pursuant to the Offer, subject to adjustment. We expect up to approximately $33,598,925, subject to adjustment, to be available to us from the Trust Account to purchase such Ordinary Shares. If more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, there will be no proration in the event that more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT: (1) purchase any Ordinary Shares pursuant to the Offer or (2) be able to take advantage of the 90-day Extension, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense. In such event, we will not be able to consummate an initial business combination by January 24, 2014 and we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account, pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs.

Q.	Why are we making this Offer?

A.	We are making this Offer so that we may take advantage of the 90-day Extension, until April 24, 2014 to complete an initial business combination.

We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or any other similar business combination with, one or more businesses or entities. Under our Charter, we have until January 24, 2014 to consummate an initial business combination. Despite having identified and conducted extensive diligence and negotiations with several potential target businesses, we will not be able to consummate an initial business combination by such date, because we have not yet entered into a definitive agreement for such a business combination. However, under our Charter, if we will not be able to consummate an initial business combination by January 24, 2014, we are permitted to obtain up to a 90-day Extension by offering our Public Shareholders the right to have their shares redeemed for a pro rata portion of the amount then on deposit in the Trust Account (net of taxes payable). We continue to actively seek a target business for our initial business combination. Accordingly, our board of directors has determined that it would be in the best interests of our shareholders to obtain the benefit of the full 90-day Extension in order to complete an initial business combination. As a result, pursuant to our Charter, we are providing our shareholders with the opportunity to redeem their shares in connection with the Extension.

If this Offer is terminated because more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn or for any other reason, we will be unable to take advantage of the 90-day Extension. In such event, we will not be able to consummate an initial business combination by January 24, 2014 and we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs. If the Offer is completed, we will have until April 24, 2014 to complete an initial business combination.

Promptly following the scheduled Expiration Date, we will publicly announce whether the offer conditions have been satisfied or waived and whether the Offer has been terminated. If such offer conditions are satisfied or waived, promptly after the Expiration Date and contemporaneous with the effectiveness of the Extension, we will purchase and pay the Purchase Price for each Share validly tendered and not properly withdrawn. See “The Extension.”

Q.	Are the Offer and the Extension conditioned on one another?

A.	Yes. It is a condition to the Extension that the Offer is conducted in accordance with the terms of our Charter, that we shall have accepted the Public Shares validly tendered and not properly withdrawn pursuant to the Offer and that no more than 3,253,818 of the Public Shares, subject to adjustment, be validly tendered and not properly withdrawn through this Offer.

If you do not participate in the Offer, you will continue to be a Public Shareholder after January 24, 2014 and will have an opportunity to participate in the Second Tender Offer in connection with our initial business combination, as described herein. If you participate in the Offer and the Offer closes, you will be entitled to receive funds from the Trust Account upon the closing of the Offer and you will no longer be a shareholder in Collabrium with respect to any Ordinary Shares so tendered.

Q.	Is there a shareholder meeting related to the Extension?

A.	No. Under our Charter, if we will not be able to consummate an initial business combination by January 24, 2014, we are permitted to take advantage of the Extension by offering our Public Shareholders the right to have their shares redeemed for a pro rata portion of the amount then on deposit in the Trust Account. No shareholder meeting is required in order for us to take advantage of the Extension.

Q.	What if more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered in this Offer?

A.	Our Charter provides that we may not take advantage of the Extension if the redemptions in connection with the Extension would cause us to have net tangible assets of less than $5,000,001. This condition effectively requires that holders of no more than 3,253,818 shares redeem their Public Shares (based on $43,370,000 (not including accumulated interest of $16,670 that may be released to us for our working capital purposes) on deposit in the Trust Account as of November 30, 2013, including interest but net of taxes payable, and the Purchase Price of approximately $10.326 per Public Share), subject to adjustment to account for expenses incurred and other liabilities of ours at the completion of the Offer, so that we have net tangible assets of at least $5,000,001 after the Offer. Accordingly, if more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn, we may amend, terminate or extend the Offer until January 24, 2014. If we terminate the Offer, we will NOT: (1) purchase any Ordinary Shares pursuant to the Offer or (2) be able to take advantage of the 90-day Extension, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense. In such event, we will not be able to consummate an initial business combination by January 24, 2014 and we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs.

Q.	What will be the purchase price for the Ordinary Shares and what will be the form of payment?

A.	The Share Purchase Price for the Offer is approximately $10.326 per share. All Ordinary Shares we purchase pursuant to the Offer will be purchased at the Share Purchase Price. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.” If your Ordinary Shares are purchased in the Offer, you will be paid the Share Purchase Price, in cash, without interest, promptly after the Expiration Date. As required by our Charter, the price per Ordinary Share that we are offering is equal to aggregate amount on deposit in the Trust Account, including interest but net of taxes payable ($43,370,000 as of November 30, 2013), divided by the number of outstanding Public Shares (4,200,000 shares as of November 30, 2013). Under no circumstances will we pay interest on the Share Purchase Price including but not limited to, by reason of any delay in making payment. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration” and “— Purchase of Shares and Payment of Purchase Price.”

Q.	Has Collabrium or its board of directors adopted a position on the Offer?

A.	Our intention is to identify a target business, consummate an initial business combination with such business and conduct the Second Tender Offer in connection therewith. We continue to actively seek a target business for our initial business combination. Our board of directors has unanimously (i) approved our making this

Offer, (ii) approved the full 90-day Extension, and (iii) determined that the full 90-day Extension is in the best interests of our shareholders. Since we believe an initial business combination will likely be in our and our shareholders’ best interests, our board of directors recommends that you do NOT tender your Ordinary Shares so that you can consider any proposed initial business combination. However, there can be no assurance that we will be able to successfully negotiate a definitive agreement for an initial business combination on acceptable terms, or at all, or that we will be able to consummate any such transaction.

If you tender your Ordinary Shares pursuant to the Offer, you will not be a shareholder after the Extension and you will not have an opportunity to participate in an initial business combination. You must make your own decision as to whether to tender your Ordinary Shares and, if so, how many Ordinary Shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal.

Q.	Why is Collabrium tendering for the Ordinary Shares if Collabrium’s board recommends that I do NOT tender my shares?

A.	Pursuant to our Charter, in order to take advantage of the full 90-day Extension to consummate an initial business combination, we are required to provide our shareholders with the opportunity to redeem their shares in connection with such an Extension. Furthermore, we cannot consummate the Offer and take advantage of the Extension if more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn. Accordingly, we are making the Offering even though we recommend that you do NOT tender your Ordinary Shares so that you can consider any proposed initial business combination.

Q.	What interests do our Initial Shareholders, directors and executive officers of Collabrium have in the Extension?

Our Initial Shareholders, including our directors and executive officers, have interests in the Extension that may be different from, or in addition to, the interests of our other shareholders. These interests include:

•	Our Initial Shareholders’ 1,400,000 Initial Shares, which they acquired for an aggregate of $25,000, have an aggregate value of $14,322,000 based on the closing price of the Ordinary Shares on the Nasdaq Capital Market of $10.23 as of December 19, 2013. The Initial Shareholders have waived their right to receive distributions with respect to the Initial Shares upon our liquidation, which will occur if we are unable to consummate the Offer by January 24, 2014 and therefore do not obtain the Extension. Accordingly, the Initial Shares will be worthless if we are forced to liquidate.

•	Our Initial Shareholders’ 3,600,000 Insider Warrants, which they acquired for $2,700,000, have an aggregate value of $720,000 based on the closing price of the Warrants on the Nasdaq Capital Market of $0.20 as of December 19, 2013. In the event of our liquidation, the Insider Warrants will expire worthless.

•	Each of our current directors and officers may be reimbursed from our funds held outside of the Trust Account for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. However, if we do not complete an initial business combination, they will not have any claim against the Trust Account for the reimbursement of these expenses. Accordingly, because we have limited funds available to us outside the Trust Account, we will most likely not be able to reimburse these expenses if an initial business combination is not completed. As of December 19, 2013, our current directors and officers had incurred approximately $550,000 of unpaid reimbursable expenses. If the Offer is completed, and we are able to take advantage of the 90-day Extension, it will be more likely that we consummate an initial business combination and that all such expenses will be paid by us in full. In the event of liquidation, we will not be able to repay these loans.

•	If we liquidate in the event we are unable to consummate an initial business combination, Koji Fusa, our chief executive officer and a member of our board of directors, and Andrew Williams, our chairman of the board, have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below $10.326 per share, subject to certain exceptions. See “The Extension — Interests of Certain Persons in the Extension” and “— Officer and Director Liability.”

These interests may influence our directors and executive officers in the negotiation of a definitive agreement with a target business. See “Risk Factors — Risks Relating to the Extension,” “The Extension — Interests of Certain Persons in the Extension.”

Q.	How is the Offer different from typical tender offers?

A.	Typically an issuer or a third party commencing a tender offer wants to purchase the entire amount of the securities they are offering to purchase. In this case, we do not want our shareholders to tender any Ordinary Shares, and our board of directors recommends that existing shareholders not tender their Ordinary Shares after they review this Offer to Purchase. In fact, unlike most tender offers where an offeror’s purchase of securities enables them to consummate a business combination, here, your decision to tender your Ordinary Shares may make it less likely that we can consummate an initial business combination because if more than 3,253,818 Ordinary Share, subject to adjustment, are validly tendered and not properly withdrawn in the Offer, we will not be able to consummate the Offer and take advantage of the Extension.

In addition, unlike a typical tender offer, there will be no proration in the event more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn in the Offer. If more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn, we will terminate the Offer. Consequently, we would be forced to liquidate.

Q.	What is the background of Collabrium?

A.	We are a blank check company formed for the purpose of completing an initial business combination with one or more target businesses. On October 24, 2012, we consummated the sale of 4,000,000 Units in our IPO. Simultaneously with the consummation of the IPO, we consummated the private placement of 3,600,000 Insider Warrants at a price of $0.75 per warrant, generating total proceeds of $2.7 million. On November 29, 2012, we consummated the sale of an additional 200,000 Units, which were sold pursuant to the over-allotment option granted to the underwriter of our IPO. The 4,200,000 Units sold in the IPO, including the 200,000 Units sold subject to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $42 million. The net proceeds of the IPO (including the Units sold pursuant to the over-allotment option), including a deferred corporate finance fee of $1.26 million payable to the underwriter in our IPO upon consummation of an initial business combination, together with $2.7 million from our sale of the Insider Warrants, for an aggregate of approximately $43.4 million, were deposited in the Trust Account. If we are unable to consummate an initial business combination by January 24, 2014 (or by April 24, 2014 if the Offer is completed), we will, as promptly as reasonably possible, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our Charter and prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004, of the British Virgin Islands (the “Companies Act”).

Q.	What are the most significant conditions to the Offer?

A.	Our obligation to purchase Ordinary Shares validly tendered and not properly withdrawn prior to the Expiration Date is conditioned upon, among other things, no more than 3,253,818 Ordinary Shares, subject to adjustment, having been validly tendered and not properly withdrawn prior to the Expiration Date (the “Maximum Tender Condition”). This condition is not waivable.

In addition, the Offer and the Extension are subject to a number of other customary conditions. We sometimes refer to the conditions to the Offer, including the Maximum Tender Condition, as the “offer conditions.” See “The Offer — Conditions of the Offer.”

Q.	How will Collabrium fund the payment for the Ordinary Shares?

A.	We will use funds raised in connection with our IPO and Private Placement, which funds are currently held in the Trust Account for the benefit of our public shareholders, to purchase your Ordinary Shares in the Offer. Depending on the results of the Offer, we expect that up to approximately $33,598,925 will be released to us from the Trust Account, which is the aggregate amount of the Purchase Price if the maximum of 3,253,818 Ordinary Shares are tendered, in each case subject to adjustment. See “The Offer — Source and Amount of Funds.”

Q.	What happens to the funds deposited in the Trust Account following the Extension?

A.	An amount of funds held in the Trust Account sufficient to purchase Public Shares which have been validly tendered and not withdrawn (up to approximately $33,598,925, subject to adjustment) will be released to us to pay the Purchase Price to shareholders tendering their Shares in the Offer. The balance of the funds will remain in the Trust Account until we conduct the Second Tender Offer and consummate an initial business combination or liquidate in the event we are unable to consummate a business combination prior to April 24, 2014.

Q.	How long do I have to tender my Ordinary Shares?

A.	You may tender your Ordinary Shares pursuant to the Offer until the Offer expires on the Expiration Date. The Offer will expire on Thursday, January 23, 2014, at 11:59 p.m., New York City time, unless the Offer is otherwise extended. We will not be able to extend the Offer beyond January 24, 2014. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration” and “— Extension of the Offer; Termination; Amendment.” If a broker, dealer, commercial bank, trust company or other nominee holds your Ordinary Shares, it is likely the nominee has established an earlier deadline for you to act to instruct the nominee to accept the Offer on your behalf. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee to find out the nominee’s deadline. See “The Offer — Procedures for Tendering Shares.”

Q.	Can the Offer be extended, amended or terminated and, if so, under what circumstances?

A.	Due to the requirement in our Charter and the investment management trust agreement governing the Trust Account that, absent the Extension, we must liquidate the Trust Account unless have consummated an initial business combination by January 24, 2014, we will not extend the Offer beyond January 24, 2014. We can amend the offer in our sole discretion, subject to the requirements of our Charter. We can terminate the Offer if any of the offer conditions listed in “The Offer — Conditions of the Offer” are not satisfied and have not been waived. See “The Offer — Extension of the Offer; Termination; Amendment.”

Q.	How will I be notified if the Offer is extended, amended or terminated?

A.	We will announce any amendment to or termination of the Offer by promptly making a public announcement of the amendment or termination. If we amend the Offer, we intend to provide any interim amendments to the Offer electronically via filings with the SEC. See “The Offer — Extension of the Offer; Termination; Amendment.”

Q.	How do I tender my Ordinary Shares?

A.	If you hold your Ordinary Shares in your own name as a holder of record and decide to tender your Ordinary Shares, you must deliver your Ordinary Shares by mail or physical delivery and deliver a completed and signed Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Procedures for Tendering Shares”) to Continental Stock Transfer & Trust Company (the “Depositary”) before 11:59 p.m., New York City time, on Thursday, January 23, 2014 or such later time and date to which we may extend the Offer. Shareholders should not deliver any such materials to Collabrium or the Information Agent.

If you hold your Ordinary Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must contact your broker or other nominee if you wish to tender your Ordinary Shares. See “The Offer — Procedures for Tendering Shares” and the instructions to the Letter of Transmittal.

If you are an institution participating in The Depository Trust Company (“DTC”), you must tender your Ordinary Shares according to the procedure for book-entry transfer described in “The Offer — Procedures for Tendering Shares.”

You may contact Morrow & Co., LLC, the information agent for the Offer (the “Information Agent”), or your broker for assistance. The telephone numbers for the Information Agent are set forth on the back cover of this Offer to Purchase. See “The Offer — Procedures for Tendering Shares” and the instructions to the Letter of Transmittal.

Q.	Can I tender my Units?

A.	No. If you hold Units, comprised of one Ordinary Share and one Warrant, and desire to tender the Ordinary Shares included in such Units, you must separate the Units into their component pieces prior to tendering your Ordinary Shares pursuant to the Offer. You may instruct your broker to do so, or if you hold Units registered in your own name, you must contact the Depositary directly and instruct them to do so. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Ordinary Shares to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender those Ordinary Shares prior to the expiration of the Offer. See “The Offer — Procedures for Tendering Shares.”

Q.	Can I tender my Warrants?

A.	No. We are not offering to purchase our Warrants in the Offer. Furthermore, our Warrants are not exercisable until the consummation of an initial business combination and therefore a Warrant holder will not be able to exercise his, her or its Warrants to purchase Ordinary Shares and then tender the Ordinary Shares pursuant to the Offer.

Q.	Until what time can I withdraw previously tendered Ordinary Shares?

A.	You may withdraw Ordinary Shares that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date, namely 11:59 p.m. on Thursday, January 23, 2014, unless the Offer is otherwise extended. Although pursuant to Rule 13e-4(f)(2)(ii) promulgated under the Exchange Act, you would also have the right to withdraw your previously tendered Ordinary Shares at any time after 11:59 p.m., New York City time, on Thursday, February 23, 2014 if not accepted prior to such time, in the event that the Offer is not completed by January 24, 2014 (and assuming an initial business combination has not been completed), we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs. Except as otherwise provided in “The Offer — Withdrawal Rights,” tenders of Ordinary Shares are irrevocable.

Q.	How do I properly withdraw Ordinary Shares previously tendered?

A.	You must deliver, on a timely basis, a written notice of your withdrawal to the Depositary at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Ordinary Shares to be withdrawn and the name of the registered holder of such Ordinary Shares. Certain additional requirements apply if the certificates for Ordinary Shares to be withdrawn have been delivered to the Depositary or if your Ordinary Shares have been tendered under the procedure for book-entry transfer set forth in “The Offer — Procedures for Tendering Shares.” See “The Offer — Withdrawal Rights.”

Q.	When and how will Collabrium pay for the Ordinary Shares I tender that are accepted for payment?

A.	We will pay the Share Purchase Price in cash, without interest, for the Ordinary Shares accepted for payment by depositing the aggregate Purchase Price with the Depositary promptly after the expiration of the Offer provided that the offer conditions are satisfied or, if waivable, waived. The Depositary will act as your agent and will transmit to you the payment for all of your Ordinary Shares accepted for payment. See “The Offer — Purchase of Shares and Payment of Purchase Price.”

Q.	Will I have to pay brokerage fees and commissions if I tender my Ordinary Shares?

A.	If you are a holder of record of your Ordinary Shares and you tender your Ordinary Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Ordinary Shares in street name through a broker, bank or other nominee and your broker tenders Ordinary Shares on your behalf, your broker may charge you a fee for doing so. We urge you to consult your broker or nominee to determine whether any charges will apply. See “The Offer — Procedures for Tendering Shares.”

Q.	What are the U.S. federal income tax consequences if I tender my Ordinary Shares?

A.	The receipt of cash for your tendered Ordinary Shares will generally be treated for U.S. federal income tax purposes either as (i) a sale of your tendered Ordinary Shares or (ii) a corporate distribution. You should consult your own individual tax and/or financial advisor for assistance on understanding the income tax consequences to your accepting the Offer. See “The Offer — Material U.S. Federal Income Tax Considerations.”

Q.	Will I have to pay stock transfer tax if I tender my Ordinary Shares?

A.	We will not pay any stock transfer taxes in connection with this Offer. If you instruct the Depositary in the Letter of Transmittal to make the payment for the Ordinary Shares to the registered holder, you may incur domestic stock transfer tax. See “The Offer — Purchase of Shares and Payment of Purchase Price.”

Q.	How will the Offer affect the number of our outstanding shares and holders?

A.	Immediately following the Offer, we will have 5,600,000 Ordinary Shares outstanding in the event no Ordinary Shares are tendered in this Offer, and 2,346,182 Ordinary Shares outstanding in the event 3,253,818 Ordinary Shares are accepted in the Offer, subject to adjustment. See “The Offer — Purpose of the Offer; Certain Effects of the Offer” and “Beneficial Ownership of Securities.”

To the extent any of our shareholders validly tender their Ordinary Shares (without subsequently properly withdrawing such tendered Ordinary Shares) and that tender is accepted, the number of our holders following the Offer would be reduced. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

Q.	Will our Initial Shareholders tender Ordinary Shares in the Offer?

A.	No. Our Initial Shareholders currently hold an aggregate of 1,400,000 Initial Shares. Our Initial Shareholders waived their right to participate in the Offer with respect to such shares. Our Initial Shareholders do not own any Public Shares. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

Q.	What will happen if I do not tender my Public Shares?

Shareholders who choose not to tender their Public Shares will retain their Public Shares, and they will be able to tender their Public Shares in the Second Tender Offer conducted by us in connection with the consummation of an initial business combination or to continue to hold their shares following consummation of an initial business combination. See “The Extension” and “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

Q.	If I object to the price being offered for my Ordinary Shares, will I have appraisal rights?

A.	No. Appraisal rights will not be available to you in connection with the Offer or the Extension. See “Appraisal Rights.”

Q.	What is the recent market price for the Ordinary Shares?

A.	As of December 19, 2013, the last reported closing price on the Nasdaq Capital Market of our Ordinary Shares was $10.23. You are urged to obtain current market quotations for the Ordinary Shares before deciding whether to tender your Ordinary Shares. See “Price Range of Securities and Dividends.”

Q.	Who do I contact if I have questions about the Offer?

A.	For additional information or assistance or to request additional copies of this Offer to Purchase or other Offer documents, you may contact the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Offer to Purchase constitute “forward-looking statements.” When used in this Offer to Purchase, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “potential” and “should,” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control), set forth in this section and elsewhere in this Offer to Purchase, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Our future results may differ materially from those expressed in these forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of the Offer to Purchase, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These risks, uncertainties and other important factors include, but are not limited to, the statements set forth under “Risk Factors” and the following:

•	the risk that more than 3,253,818 Ordinary Shares, subject to adjustment, will be validly tendered and not properly withdrawn prior to the Expiration Date which would then cause us to withdraw the Offer;

•	the risk that governmental and regulatory review of the tender offer documents may result in our inability to complete the Offer by January 24, 2014;

•	our ability to effect the Extension or consummate an initial business combination;

•	the risk that a condition to effectiveness of the Extension may not be satisfied or waived;

•	the ability to meet the Nasdaq listing standards, including having the requisite number of shareholders;

•	potential changes in the legislative and regulatory environments;

•	potential volatility in the market price of the Ordinary Shares; and

•	other factors discussed in “Risk Factors.”

You should carefully consider these risks, in addition to the risks factors set forth in the section titled “Risk Factors” and other information in this Offer to Purchase and in our other filings with the SEC, including the final prospectus related to our IPO dated October 18, 2012 (Registration No. 333-183775) and our Annual Report on Form 20-F (File No. 001-35698) for the fiscal year ended September 30, 2012. The documents we file with the SEC, including those referred to above, also discuss some of the risks that could cause actual results to differ from those contained or implied in the forward-looking statements. See “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this Offer to Purchase, including matters addressed in the section entitled “Forward-Looking Statements” before you decide whether to tender Ordinary Shares in the Offer. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the final prospectus related to our IPO dated October 18, 2012 (Registration No. 333-183775) and our Annual Report on Form 20-F (File No. 001-35698) for the fiscal year ended September 30, 2012 and other reports we file from time to time with the SEC.

Risks Related to the Offer

There is no guarantee that your decision whether or not to tender your Ordinary Shares will put you in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its Ordinary Shares in the future following the completion of the Offer. Certain events may cause an increase in our share price, and may result in a lower value realized now than you might realize in the future had you not agreed to tender your Ordinary Shares. Similarly, if you do not tender your Ordinary Shares, you will bear the risk of ownership of your shares until at least our conduct of the Second Tender Offer and, although we anticipate the per share price in the Second Tender Offer will be the same as the Share Purchase Price in this Offer, there can be no assurance that you can sell your shares thereafter for a greater amount than the Share Purchase Price. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

If certain conditions are not met, we may terminate the Offer.

We plan to use the cash available from the funds held in the Trust Account to purchase the Shares validly tendered and not properly withdrawn pursuant to the Offer. However, if the Maximum Tender Condition is not satisfied, we will not be able to access the funds held in the Trust Account and thus will need to terminate or extend the Offer. See “The Offer — Conditions of the Offer.”

If we are required to extend the Offer beyond January 24, 2014, we will need to terminate the Offer.

Due to the requirement in our Charter and in the agreement governing the Trust Account that we must liquidate the Trust Account if we are unable to complete a business combination by January 24, 2014, we will not extend the Offer beyond such date. If we are required to extend the Offer beyond January 24, 2014 pursuant to the tender offer rules, we will need to terminate the Offer. See “The Offer — Extension of the Offer; Termination; Amendment.”

Risks Relating to the Extension

We will not be able to complete a business combination by January 24, 2014, and unless the Offer is consummated and we are able to take advantage of the Extension, we will be forced to liquidate the Trust Account and our Warrants will expire worthless.

Pursuant to the Charter, if we are unable to complete a business combination by January 24, 2014, we will be forced to liquidate the Trust Account. We will not have sufficient time to compete a business combination by such date. Accordingly, if we do not take advantage of the Extension and complete the Offer by January 24, 2014, we will, in accordance with our Charter and the agreement governing the Trust Account, liquidate the Trust Account. Furthermore, there will be no distribution with respect to our outstanding Warrants which will expire worthless if we liquidate before the completion of a business combination.

Our Initial Shareholders, including our officers and directors, have certain interests in effecting the Extension that may have influenced their decision to approve the Extension.

Our Initial Shareholders, including our officers and directors, own 1,400,000 Initial Shares and 3,600,000 Insider Warrants. Our Initial Shareholders have waived their right to receive distributions with respect to the Initial Shares upon liquidation of the Trust Account. In addition, in the event of the liquidation of the Trust

Account, our Warrants, including the Insider Warrants, will expire worthless. The financial interests of our officers and directors may have influenced their decision to approve the Extension. You should consider these interests when evaluating the Extension and the Offer. See “The Extension — Interests of Certain Persons in the Extension.”

We have incurred and expect to incur significant costs associated with the Extension. Whether or not the Extension is completed, the incurrence of these costs will reduce the amount of cash available to be used by us for other corporate purposes.

We expect to incur significant costs associated with the Extension and the Offer, a portion of which may be advanced by our officers, directors and their affiliates. As of the date of this Offer, our officers and directors have advanced to us an aggregate of approximately $550,000 in connection with the Offer and our search for a target business. Whether or not the Offer is completed, we expect to incur significant additional expenses related thereto. These expenses will reduce the amount of cash available to be used for other corporate purposes by Collabrium.

Risks Related to Collabrium

If the Offer is not completed, we will be required to liquidate.

Pursuant to our Charter, we have until January 24, 2014 to complete a business combination, unless we take advantage of the Extension. We will not be able to complete an initial business combination by such date. Accordingly, if the Offer is not completed by January 24, 2014 allowing us to take advantage of the Extension, we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs.

If the Offer is completed and we take advantage of the Extension, our Public Shareholders may be forced to wait until after April 24, 2014 before redemption from our trust account.

If the Offer is completed and we take advantage of the Extension but are unable to complete an initial business combination by April 24, 2014, we will, as promptly as reasonably possible but no more than ten business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable), pro rata to our Public Shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of Public Shareholders from the Trust Account shall be effected automatically by function of our Charter and will occur prior to any voluntary winding up. We have no obligation to return funds to our shareholders prior to the date of our redemption or liquidation unless we consummate our initial business combination or consummate the Offer prior thereto and only then in cases where investors have sought to redeem their Ordinary Shares. Only upon our redemption or any liquidation will Public Shareholders be entitled to distributions if we are unable to complete our initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than approximately $10.326 per share.

Our placing of funds in the Trust Account may not protect those funds from third party claims against us. Although we have and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses in the future to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our Public Shares, if we are unable to complete our initial business combination within the required time frame, or upon the exercise of a redemption right in connection with this Offer, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption.

By letter agreement executed in connection with our IPO, Koji Fusa, our chief executive officer, and Andrew Williams, our chairman of the board, have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below approximately $10.326 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is deemed to be unenforceable) and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked Messrs. Fusa or Williams to reserve for such indemnification obligations and they may not be able to satisfy those obligations. We have not independently verified whether Messrs. Fusa or Williams has sufficient funds to satisfy the potential indemnity obligation and, therefore, they may not be able to satisfy the obligation.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by us may be deemed “voidable transactions.”

If we do not complete our initial business combination by January 24, 2014 (or by April 24, 2014, if the Offer is consummated and we take advantage of the Extension), this will trigger an automatic redemption of Public Shareholders from the Trust Account pursuant to our Charter.

However, if at any time we are deemed insolvent for the purposes of the British Virgin Islands Insolvency Act, 2003 (the “Insolvency Act”) (i.e., (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of any of our creditors is returned wholly or partly unsatisfied; or (iii) either the value of our liabilities exceeds our assets, or we are unable to pay our debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed. As soon as practicable after completing his duties in relation to the liquidation of a company, the liquidator is required to send his final report and a statement of realizations and distributions to the creditors and members of the company and to the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”). He is also required to provide the creditors and the members with a summary of the grounds upon which a creditor or member may object to the striking of the company from the register. The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to our shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our Initial Shareholders, including our officers and directors, have waived their right to participate in any liquidation distribution with respect to the Initial Shares. If we have not consummated an initial business combination within the required time frame, there will be no distribution from the Trust Account with respect to our Warrants, which will expire worthless. We will pay the costs of our liquidation and distribution of the Trust Account from our remaining assets outside of the Trust Account. In addition, Messrs. Fusa and Williams have agreed that they will be jointly and severally liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our Public Shareholders.

Our securities may not continue to be listed on the NASDAQ Capital Market in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are listed on the NASDAQ Capital Market, a national securities exchange. However, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market in the future. Additionally, in connection with our business combination, we believe the NASDAQ Capital Market will require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities, we could face significant material adverse consequences, including:

•	limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	determination that our Ordinary Shares are a “penny stock”, which will require brokers trading in our Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are currently a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our Charter, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and while the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; or

•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the U.S. judgment is final and for a liquidated sum;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining the judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and

•	the proceedings pursuant to which the judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

SUMMARY

Background of Collabrium

We are a British Virgin Islands blank check company organized on February 8, 2012 as a business company with limited liability under the name Collabrium Japan Acquisition Corporation. We were organized for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or any other similar business combination with, one or more businesses or entities. Our efforts to identify a prospective target business are not limited to a particular industry or geographic location. However, we have focused on target businesses that either have their primary operations located in Japan or that are operating outside of Japan but are Japanese owned.

Prior to our IPO, we had issued and outstanding a total of 1,533,333 Ordinary Shares held by Initial Shareholders, Andrew Williams, Koji Fusa, Hiroshi Tamanda and Timothy Duffy. A registration statement for our IPO was declared effective on October 18, 2012. On October 24, 2012, we consummated the sale of 4,000,000 Units in our IPO. Simultaneously with the consummation of the IPO, we consummated the private placement of 3,600,000 Insider Warrants at a price of $0.75 per private placement warrant, generating total proceeds of $2.7 million. On November 29, 2012, we consummated the sale of an additional 200,000 Units, which were sold pursuant to the over-allotment option granted to the underwriter of our IPO. As a result of the underwriter electing not to exercise of the over-allotment option in full, our Initial Shareholders forfeited an aggregate of 133,333 ordinary shares issued to them prior to the IPO. The 4,200,000 Units sold in the IPO, including the 200,000 Units sold subject to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $42 million. The net proceeds of the IPO (including the Units sold pursuant to the over-allotment option), together with $2.7 million from our sale of the Insider Warrants, including a deferred corporate finance fee of $1.26 million payable to the underwriter in our IPO upon consummation of an initial business combination, for an aggregate of approximately $43.4 million, were deposited in the Trust Account.

Each Unit consists of one Ordinary Share and one Warrant. Each Warrant entitles the holder to purchase one ordinary share at a price of $11.50, subject to adjustment in certain circumstances. The Warrants will become exercisable on the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, we may redeem the outstanding Warrants (excluding the Insider Warrants), in whole and not in part, at a price of $0.01 per warrant, upon 30 days prior written notice, if and only if the last sale price of our Ordinary Shares equals or exceeds $17.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before we send the notice of redemption to the warrant holders; and there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period and continuing each day thereafter until the date of redemption. The Units commenced public trading on October 19, 2012, and the Ordinary Shares and Warrants commenced separate trading on December 11, 2012.

If we are unable to consummate an initial business combination by January 24, 2014 (or by April 24, 2014 if the Offer is consummated and we take advantage of the full 90-day Extension), we will, as promptly as reasonably possible but no more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our Charter and prior to any voluntary winding up.

We are an emerging growth company as defined in the JOBS Act and will remain such for up to five years. However, if our non-convertible debt issued within a three year period or our total revenues exceed $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards.

Our principal executive offices are located at c/o Collabrium Advisors LLP, 16 Old Bond Street, London W1S 4PS and our telephone number there is 44-20-7408-4710. We also have offices located at c/o Eureka Company Limited, 6-7-14-202, Akasaka, Minato-ku, Tokyo, 107-0052, Japan.

Second Tender Offer

In connection with an initial business combination, pursuant to our Charter, we will conduct, prior to the consummation of such transaction, the Second Tender Offer to provide our shareholders with the opportunity to redeem their Public Shares for cash equal to approximately $10.326 per Ordinary Share, upon and subject to the consummation of the initial business combination. Such Second Tender Offer will be conducted pursuant to the tender offer rules of the SEC and the terms of the definitive agreement governing such business combination. The materials related to the Second Tender Offer will be filed with the SEC under cover of Schedule TO and will include full information relating to such business combination, including detailed information related to the target business and its financial information as well as pro forma financial information.

The Second Tender Offer has not commenced and we have no plans to commence the Second Tender Offer at this time. The solicitation of offers to buy Public Shares pursuant to the Second Tender Offer will only be made pursuant to an offer to purchase, the related form of letter of transmittal, and other related documents that we will send to our shareholders upon commencement of the Second Tender Offer. The tender offer materials related to the Second Tender Offer will contain important information about the initial business combination and the target business that should be read carefully before any decision is made with respect to such tender offer. Those materials will be distributed by us to our shareholders at no expense to them. In addition, upon finalization all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov and from the information agent we appoint in connection therewith.

YOU ARE NOT BEING ASKED TO CONSIDER ANY INITIAL BUSINESS COMBINATION AT THIS TIME. IF THE EXTENSION IS OBTAINED, COLLABRIUM INTENDS TO CONDUCT REDEMPTIONS OF ITS ORDINARY SHARES FOR CASH PURSUANT TO THE SECOND TENDER OFFER UNDER THE TENDER OFFER RULES OF THE SEC AND THE TERMS OF THE MERGER AGREEMENT PRIOR TO APRIL 24, 2014 ONLY IF COLLABRIUM IS ABLE TO SUCCESSFULLY NEGOTIATE A DEFINITIVE AGREEMENT FOR AN INITIAL BUSINESS COMBINATION. THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO DO SO ON ACCEPTABLE TERMS, OR AT ALL, OR THAT WE WILL BE ABLE TO CONSUMMATE ANY SUCH TRANSACTION.

THE OFFER AND EXTENSION

General Description of the Offer and Extension

We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or any other similar business combination with, one or more businesses or entities. Under our Charter, we have until January 24, 2014 to consummate an initial business combination. Despite having identified and conducted extensive diligence and negotiations with several potential target businesses, we will not be able to consummate an initial business combination by such date, because we have not yet entered into a definitive agreement for such a business combination. However, under our Charter, if we will not be able to consummate an initial business combination by January 24, 2014, we are permitted to obtain up to a 90-day Extension by offering our Public Shareholders the right to have their shares redeemed for a pro rata portion of the amount then on deposit in the Trust Account (net of taxes payable). We continue to actively seek a target business for our initial business combination. Accordingly, our board of directors has determined that it would be in the best interests of our shareholders to obtain the benefit of the full 90-day Extension in order to complete an initial business combination. As a result, pursuant to our Charter, we are providing our shareholders with the opportunity to redeem their shares in connection with the Extension.

We intend to use the Extension to identify a target business, negotiate and execute a definitive acquisition agreement and consummate an initial business combination. In connection with the consummation of an initial business combination, we intend to conduct a Second Tender Offer pursuant to the tender offer rules of the SEC and the terms of the definitive agreement for such business combination. If you do not tender your shares at this time, you will retain the right to participate in an initial business combination or to redeem your shares in the Second Tender Offer in connection with such business combination. We urge you to retain your shares to consider any proposed initial business combination. However, there can be no assurance that we will be able to successfully negotiate a definitive agreement for an initial business combination on acceptable terms, or at all, or that we will be able to consummate any such transaction.

If this Offer is terminated because more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn or for any other reason, we will be unable to take advantage of the 90-day Extension. In such event, we will not be able to consummate an initial business combination by January 24, 2014 and we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs. If the Offer is completed, we will have until April 24, 2014 to complete an initial business combination.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ACCEPT THE OFFER WITH RESPECT TO YOUR ORDINARY SHARES. IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN OUR INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT THE TIME WE CONDUCT THE SECOND TENDER OFFER. WE URGE YOU TO RETAIN YOUR SHARES TO CONSIDER ANY PROPOSED INITIAL BUSINESS COMBINATION.

Only the holders of Public Shares will be entitled to participate in the Offer. The holders of the shares issued prior to our IPO, including all of our officers and directors, have waived their right to participate in the Offer with respect to such shares.

Promptly following the scheduled Expiration Date, we will publicly announce whether the offer conditions have been satisfied or waived and whether the Offer has been terminated. If such offer conditions are satisfied or waived, promptly after the Expiration Date and contemporaneous with the effectiveness of the Extension, we shall purchase and pay the Purchase Price for each Public Share validly tendered and not properly withdrawn.

Effect of Failure to Consummate the Offer

We will not be able to consummate an initial business combination by January 24, 2014. Therefore, if we terminate the Offer and are not able to take advantage of the Extension, we will, as promptly as reasonably possible after January 24, 2014, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of Public Shareholders from the Trust Account shall be done automatically by function of our Charter and prior to any voluntary winding up, although at all times subject to the Companies Act.

Interests of Certain Persons in the Extension

When you consider the recommendations of our board of directors against the Offer, you should keep in mind that our Initial Shareholders, including our directors and officers, have interests in the Extension and Offer that may be different from, or in addition to, your interests as a shareholder as set forth below and elsewhere in this Offer to Purchase.

Initial Shares and Insider Warrants

Our Initial Shareholders’ 1,400,000 Initial Shares, which they acquired for an aggregate of $25,000, have an aggregate value of $14,322,000 based on the closing price of the Ordinary Shares on the Nasdaq Capital Market of $10.23 as of December 19, 2013. The Initial Shareholders have waived their right to receive distributions with respect to the Initial Shares upon our liquidation, which will occur if we are unable to consummate the Offer by January 24, 2014. Accordingly, the Initial Shares will be worthless if we are forced to liquidate.

Our Initial Shareholders collectively own 3,600,000 Insider Warrants, which they acquired for $2,700,000 and which have an aggregate value of $720,000 based on the closing price of the Warrants on the Nasdaq Capital Market of $0.20 as of December 19, 2013. In the event of our liquidation, the Insider Warrants will expire worthless.

If the Offer is not consummated, we will not be able to complete an initial business combination by January 24, 2014 and we will be required to liquidate the Trust Account.

Compensatory Arrangements for Board of Directors and Management

Other than reimbursement for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, none of our directors or officers has received any cash compensation for services rendered to us since inception. We believe that because our officers and directors own an aggregate of 1,400,000 Initial Shares, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

Other than reimbursement for out-of-pocket expenses incurred in connection with activities on our behalf, no compensation of any kind, including finder’s and consulting fees, will be paid to our Initial Shareholders, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination.

If the Offer is consummated, however, and an initial business combination is completed, our directors and officers may continue as directors or officers or be otherwise employed or engaged by the company resulting from such business combination. While no such arrangements have been made as of the date of this Offer, under any such arrangements, our officers and directors may receive cash fees, stock options or stock awards that the combined company’s board of directors determines to pay to them in connection with their service.

Expenses and Loans

Each of our current directors and officers will be reimbursed from our funds held outside of the Trust Account for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. However, if we do not complete an initial business combination, they will not have any claim against the Trust Account for the reimbursement of these expenses. Accordingly, because we have limited funds available to us outside the Trust Account, we will most likely not be able to reimburse these expenses if an initial business combination is not completed. As of December 19, 2013, our current directors and officers had incurred approximately $550,000 of unpaid reimbursable expenses. If the Offer is completed, it will be more likely that we consummate an initial business combination and that all such expenses will be paid by us in full. In the event of liquidation, we will not be able to repay these loans.

Officer and Director Liability

If we are unable to complete a business combination and are forced to liquidate the Trust Account, Koji Fusa, our chief executive officer, and Andrew Williams, our chairman of the board, have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below approximately $10.326 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is deemed to be unenforceable) and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

We have not asked Messrs. Fusa or Williams to reserve for such indemnification obligations and they may not be able to satisfy those obligations. We have not independently verified whether Messrs. Fusa or Williams has sufficient funds to satisfy the potential indemnity obligation and, therefore, they may not be able to satisfy the obligation. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Certain Other Interests in the Proposals

In addition to the interests of our directors and officers in the Offer, you should keep in mind that certain individuals promoting the Offer have interests that may be different from, or in addition to, your interests as a shareholder.

Number of Ordinary Shares; Share Purchase Price; No Proration

Number of Ordinary Shares

Upon the terms and subject to certain conditions of the Offer, we will purchase up to 3,253,818 Ordinary Shares validly tendered and not properly withdrawn, prior the Expiration Date, namely 11:59 p.m., New York City Time, on Thursday, January 23, 2014, unless the Offer is otherwise extended, at a Share Purchase Price of approximately $10.326 per share, net to the seller in cash, without interest, for an aggregate Purchase Price of up to approximately $33,598,925, as further described below in “— Share Purchase Price.” The maximum number of Ordinary Shares that we will purchase and the aggregate Purchase Price are subject to adjustment to account for expenses incurred and other liabilities of ours at the completion of the Offer, so that we have net tangible assets of at least $5,000,001 after the Offer.

The Offer is not conditioned on any minimum number of Ordinary Shares being tendered. The Offer is, however, subject to certain other conditions, including the Maximum Tender Condition. See “The Offer — Conditions of the Offer.”

Only Ordinary Shares validly tendered and not properly withdrawn will be purchased pursuant to the Offer. All Ordinary Shares tendered and not purchased pursuant to the Offer will be returned to the tendering shareholders at our expense promptly following the Expiration Date.

Share Purchase Price

The Share Purchase Price is approximately $10.326 per share. The Share Purchase Price has been calculated based on the amount held in the Trust Account as of the commencement of the Offer, including interest but net of taxes payable, divided by the total number of Public Shares. We are required to conduct the Offer in accordance with the terms of our Charter. See “The Offer — Extension of the Offer; Termination; Amendment.”

No Proration

There will be no proration in the event of over-subscription of the Offer.

In order for the Offer to be consummated, no more than 3,253,818 Ordinary Shares, subject to adjustment, can be validly tendered and not properly withdrawn pursuant to the Offer. If more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, we will not offer proration in the Offer. If we terminate the Offer, we will NOT: (1) purchase any Ordinary Shares pursuant to the Offer or (2) be able to take advantage of the 90-day Extension, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense upon expiration or termination of the Offer.

This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of the Ordinary Shares and will be furnished to brokers, dealers and other nominee shareholders and similar persons whose names, or the names of whose nominees, appear on our shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Ordinary Shares.

Certain Effects of the Offer

Approximately $33,598,925, subject to adjustment, will be required to purchase Ordinary Shares in the Offer at the Share Purchase Price of approximately $10.326 per share if the Offer is fully subscribed. The purchase of Ordinary Shares in the Offer will be funded by us from the IPO proceeds held in our Trust Account, which will be released to us in connection with the Extension, but the fees and expenses specifically related to the Offer will either be paid by loans from our officers, directors or their affiliates or only upon the consummation of our business combination.

Ordinary Shares acquired pursuant to the Offer will be held as treasury shares, subject to future issuance by us unless otherwise cancelled, provided that we may not hold in treasury more than 50% of our total issued shares under the Companies Act.

Assuming that the Offer is completed, we will use the additional time to consummate an initial business combination, although there is no guarantee that we will be able to do so. We continue to actively seek a target business for our initial business combination. Except as disclosed in this paragraph and elsewhere in this Offer to Purchase, including without limitation under the headings “Summary,” “Risk Factors,” “The Extension,” and “Price Range of Securities and Dividends,” neither we nor any of our executive officers or directors currently have any active plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation involving Collabrium or any of its subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of Collabrium or any of its subsidiaries;

•	any material change in Collabrium’s present dividend rate or policy, indebtedness or capitalization;

•	any change in the present board of directors or management of Collabrium;

•	any other material change in Collabrium’s corporate structure or business;

•	any class of equity securities of Collabrium to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association;

•	any class of equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•	the suspension of Collabrium’s obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition by any person of any material amount of additional securities of Collabrium, or the disposition of any material amount of securities of Collabrium; or

•	any changes to the Charter.

Notwithstanding the foregoing, we reserve the right to change our plans and intentions at any time, as we deem appropriate.

Procedures for Tendering Shares

Valid Tender of Ordinary Shares

For you to make a valid tender of Ordinary Shares pursuant to the Offer, the Depositary must receive, at its address set forth on the back cover of this Offer to Purchase, and prior to the Expiration Date, the certificates for the Ordinary Shares you wish to tender, or confirmation of receipt of the Ordinary Shares pursuant to the procedure for book-entry transfer described below, together with a validly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other required documents.

If a broker, dealer, commercial bank, trust company or other nominee holds your Ordinary Shares, you must contact your broker or nominee to tender your shares. It is likely they have an earlier deadline for you to act to instruct them to tender shares on your behalf. We urge shareholders who hold Ordinary Shares through nominees to consult their nominees to determine whether transaction costs may apply if shareholders tender Ordinary Shares through the nominees and not directly to the Depositary.

Units and Warrants

The Offer is only for Ordinary Shares. No Units or Warrants tendered will be accepted and will be promptly returned. We have outstanding Units comprised of an Ordinary Share and a Warrant. You may tender Ordinary Shares that are included in Units, but to do so you must separate such Units into their component pieces prior to tendering the Ordinary Shares included within them.

For Units held by a broker, dealer, commercial bank, trust company or other nominee on your behalf, to separate your Units, you must instruct your broker to do so. Your broker must send written instructions by facsimile to our transfer agent, Continental Stock Transfer & Trust Company, Attention: Mark Zimkind at (212) 845-3200. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your broker must also initiate electronically, using DTC’s DWAC (Deposit Withdrawal at Custodian) System, a withdrawal of the relevant Units and a deposit of an equal number of Ordinary Shares and Warrants. This must be completed far enough in advance of the Expiration Date to permit your broker to tender pursuant to the Offer the Ordinary Shares received upon the split up of the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Ordinary Shares to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender your Ordinary Shares prior to the Expiration Date.

If you hold Units registered in your own name, you must deliver the certificate for such Units to our transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Place, 8th Floor, New York, New York 10004, Attention: Mark Zimkind, with written instructions to separate such Units into Ordinary Shares and Warrants. This must be completed far enough in advance of the Expiration Date to permit the mailing of the certificates for Ordinary Shares back to you so that you may then tender pursuant to the Offer the share certificates received upon the split up of the Units.

Signature Guarantees

No signature guarantee will be required on a Letter of Transmittal if:

(1)	the registered holder of the Ordinary Shares (including, for purposes hereof, any participant in DTC whose name appears on a security position listing as the owner of the Ordinary Shares) tendered and the holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal; or

(2)	Ordinary Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “eligible institution”). See Instruction 1 to the Letter of Transmittal.

Except as described above, all signatures on any Letter of Transmittal for securities tendered must be guaranteed by an eligible institution. If a certificate is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Ordinary Shares not purchased or tendered are to be issued and returned, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder or owner appears on the certificate, with the signatures on the certificate guaranteed by an eligible institution.

In all cases, payment for Ordinary Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for the Ordinary Shares tendered (or a timely confirmation of the book-entry transfer of the securities into the Depositary’s account at DTC, as described above), a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

Method of Delivery

The method of delivery of all documents, including certificates for Ordinary Shares, the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering shareholder. Ordinary Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Book-Entry Delivery

For purposes of the Offer, the Depositary will establish an account with respect to the Ordinary Shares at DTC within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC’s system may make book-entry delivery of securities by causing DTC to transfer those Ordinary Shares into the Depositary’s account in accordance with DTC’s procedures for that transfer. Although delivery of Ordinary Shares may be effected through a book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message, and any other required documents must be transmitted to and received by the Depositary at its address on the back cover of this Offer to Purchase prior to the Expiration Date. For the purposes of the Offer, a “business day” means any day other than a Saturday, Sunday, or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

The confirmation of a book-entry transfer of shares into the Depositary’s account at DTC is referred to herein as “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the DTC participant tendering shares that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Collabrium may enforce such agreement against the DTC participant.

Return of Unpurchased Ordinary Shares

If any tendered securities are not purchased, or if less than all Ordinary Shares evidenced by a shareholder’s certificates are tendered, certificates for unpurchased Ordinary Shares will be returned promptly after the expiration or termination of the Offer or, in the case of securities tendered by book-entry transfer at DTC, the securities will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder.

Tendering Shareholders’ Representations and Warranties; Tender Constitutes an Agreement

It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender securities for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the securities or equivalent securities at least equal to the securities being tendered and will deliver or cause to be delivered such securities for the purpose of tendering to us within the period specified in the Offer. A tender of securities made pursuant to any method of delivery set forth herein will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to us that (i) such shareholder has a “net long position” in securities or the equivalent securities at least equal to the securities being tendered within the meaning of Rule 14e-4 and (ii) such tender of securities complies with Rule 14e-4.

A tender of securities made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering shareholder has full power and authority to tender, sell, assign and transfer the securities tendered, and that, when the same are accepted for payment by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the securities, and the same will not be subject to any adverse claim or right. Any such tendering shareholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the securities tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering shareholder and shall not be affected by, and shall survive, the death or incapacity of such tendering shareholder. A tender of securities made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering shareholder that: (i) the Offer is discretionary and may be extended, modified, or terminated by us as provided herein; (ii) such shareholder is voluntarily participating in the Offer; (iii) the future value of our Ordinary Shares is unknown and cannot be predicted with certainty; (iv) such shareholder has been advised to read this entire Offer to Purchase, including the annexes hereto; (v) such shareholder has been advised to consult his, her or its tax and financial advisors with regard to how the Offer will impact the tendering shareholder’s specific situation; (vi) any foreign exchange obligations triggered by such shareholder’s tender of Ordinary Shares or receipt of proceeds are solely his, her or its responsibility; and (vii) regardless of any action that we take with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of securities, such shareholder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Ordinary Shares shall authorize us to withhold all applicable Tax Items potentially payable by a tendering shareholder. Our acceptance for payment of securities tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to certain conditions of the Offer.

Determination of Validity; Rejection of Ordinary Shares; Waiver of Defects; No Obligation to Give Notice of Defects

All questions as to the number of securities to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of Ordinary Shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, subject to a shareholder’s right to challenge our determination in a court of competent jurisdiction. We reserve the absolute right prior to the Expiration Date to reject any or all tenders we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any waivable conditions of the Offer with respect to all tendered securities or waive any defect or irregularity in any tender with respect to any particular securities or any particular shareholder whether or not we waive similar defects or irregularities relating thereto in the case of other shareholders. No tender of securities will be deemed to have been validly made until all defects or irregularities have been cured or waived. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of shares. None of Collabrium, the Information Agent, the Depositary or any other person will be under any duty to give notification of defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of and conditions to the Offer, including each Letter of Transmittal and the instructions thereto, will be final and binding on all parties, subject to a shareholder’s right to challenge our determination in a court of competent jurisdiction. By tendering Ordinary Shares, you agree to accept all decisions we make concerning these matters and waive any rights you might otherwise have to challenge those decisions.

Lost or Destroyed Certificates

If any certificate representing Ordinary Shares has been lost, destroyed or stolen, the shareholder should complete the Letter of Transmittal, indicate the certificate(s) representing Ordinary Shares is lost and return it to the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been completed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.

Withdrawal Rights

You may withdraw Ordinary Shares that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date, namely 11:59 p.m. on Thursday, January 23, 2014, unless the Offer is otherwise extended. Although pursuant to Rule 13e-4(f)(2)(ii) promulgated under the Exchange Act, you would also have the right to withdraw your previously tendered Ordinary Shares at any time after 11:59 p.m., New York City time, on Thursday, February 23, 2014 if not accepted prior to such time, in the event that the Offer is not completed by January 24, 2014, we will, as promptly as reasonably possible after such date, but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our Public Shareholders by way of redemption, and cease all operations except for the purposes of winding up of our affairs. Except as this section otherwise provides, tenders of Ordinary Shares are irrevocable.

For a withdrawal to be effective, a valid written notice of withdrawal must (i) be received in a timely manner by the Depositary at the address set forth on the back cover of this Offer to Purchase and (ii) specify the name of the person having tendered the Ordinary Shares to be withdrawn, the number of Ordinary Shares to be withdrawn and the name of the registered holder of the Ordinary Shares to be withdrawn, if different from the name of the person who tendered the shares. To be effective, a notice of withdrawal must be in writing.

If a shareholder has used more than one Letter of Transmittal or has otherwise tendered Ordinary Shares in more than one group of Ordinary Shares, the shareholder may withdraw Ordinary Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.

If certificates for Ordinary Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of those certificates, the shareholder must submit the serial numbers shown on those certificates to the Depositary and, unless an eligible institution has tendered those shares, an eligible institution must guarantee the signatures on the notice of withdrawal. If Ordinary Shares have been delivered in accordance with the procedures for book-entry transfer described above in “— Procedures for Tendering Shares” above, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

Withdrawals of tenders of Ordinary Shares may not be rescinded, and any Ordinary Shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Withdrawn securities may be retendered at any time prior to the Expiration Date by again following one of the procedures described in this section.

All questions as to the form and validity, including the time of receipt, of notices of withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of securities by any shareholder, whether we waive similar defects or irregularities in the case of other shareholders. None of Collabrium, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any notice.

If we extend the Offer, are delayed in our purchase of securities or are unable to purchase securities pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Depositary may, subject to applicable law, retain tendered Ordinary Shares on our behalf. Such Ordinary Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this section. Our reservation of the right to delay payment for Ordinary Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the securities tendered promptly after termination or withdrawal of the Offer.

Purchase of Shares and Payment of Purchase Price

Upon the terms and subject to certain conditions of the Offer, promptly following the Expiration Date (but in no event later than three business days after the Expiration Date), we will accept for payment and pay for (and thereby purchase) up to 3,253,818 Ordinary Shares, subject to adjustment, validly tendered and not properly withdrawn prior to the Expiration Date. There will be no proration in the event that more than 3,253,818 Ordinary Shares, subject to adjustment, are validly tendered and not properly withdrawn in the Offer. If more than 3,253,818 Ordinary Shares, subject to adjustment, have been validly tendered and not properly withdrawn prior to the Expiration Date, we will either extend or terminate the Offer and, in the case of termination, will promptly return all Ordinary Shares tendered at our expense.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the terms and conditions of the Offer, Ordinary Shares that are validly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Ordinary Shares for payment pursuant to the Offer.

In all cases, payment for Ordinary Shares tendered and accepted for payment in the Offer will be made promptly, but only after timely receipt by the Depositary of certificates for Ordinary Shares, or a timely book-entry confirmation of Ordinary Shares into the Depositary’s account at the DTC, a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents. In no event shall payment for Ordinary Shares tendered be made unless the Maximum Tender Condition has been satisfied. We will make prompt payment upon satisfaction of the offer conditions, but in no event later than three business days after the Expiration Date.

Collabrium will pay for Ordinary Shares purchased in the Offer by depositing the aggregate Purchase Price with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from us and transmitting payment to tendering shareholders.

Certificates for all Ordinary Shares tendered and not purchased will be returned to the tendering shareholder or, in the case of Ordinary Shares tendered by book-entry transfer, will be credited to the account maintained with DTC by the broker-dealer participant who delivered the securities, at our expense promptly after the Expiration Date or termination of the Offer, without expense to the tendering shareholders.

UNDER NO CIRCUMSTANCES WILL WE PAY INTEREST ON THE PURCHASE PRICE, INCLUDING, BUT NOT LIMITED TO, BY REASON OF ANY DELAY IN MAKING PAYMENT. IN ADDITION, IF CERTAIN EVENTS OCCUR, WE MAY NOT BE OBLIGATED TO PURCHASE ORDINARY SHARES PURSUANT TO THE OFFER. SEE “— CONDITIONS OF THE OFFER” BELOW.

We will not pay any transfer taxes, if any, payable on the transfer to us of Ordinary Shares purchased pursuant to the Offer. If payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Ordinary Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price, as applicable, unless satisfactory evidence of the payment of the transfer taxes, or exemption from payment of the transfer taxes, is submitted.

WE URGE SHAREHOLDERS WHO HOLD ORDINARY SHARES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO CONSULT THEIR NOMINEE TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF THEY TENDER ORDINARY SHARES THROUGH THEIR NOMINEE AND NOT DIRECTLY TO THE DEPOSITARY.

Conditions of the Extension and the Offer

The Extension is being obtained in accordance with the terms of our Charter, which states that we shall conduct this Offer in accordance with the Exchange Act and shall accept the Public Shares validly tendered and not properly withdrawn pursuant to the Offer as long as no more than 3,253,818 of the Public Shares are validly tendered and not properly withdrawn, subject to adjustment.

Accordingly, notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the rights and obligations of Collabrium to extend, terminate or modify the Offer, Collabrium (i) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 13e-4(f)(5) and Rule 14e-1(c) under the Exchange Act (relating to the obligation of Collabrium to pay for or return tendered Ordinary Shares promptly after termination or withdrawal, respectively, of the Offer)), pay for, or may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Ordinary Shares and (ii) may terminate or amend the Offer as to Ordinary Shares not then paid for, in the event that at the then-scheduled Expiration Date or immediately prior to such payment, the Maximum Tender Condition has not been satisfied. The Maximum Tender Condition may not be waived.

Furthermore, we will not accept for payment, purchase or pay for any Ordinary Shares tendered, until the SEC has advised us that they have no further comment with respect to the Offer and its related documents unless we have earlier terminated the Offer. We intend to provide interim amendments to the Offer electronically via filings with the SEC to our shareholders.

The offer conditions referred to above may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived, in whole or in part (except as otherwise provided above), at any time and from time to time. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time prior to the Expiration Date and from time to time. However, once the Offer has expired, then all of the conditions to the Offer, including the Maximum Tender Condition, must have been satisfied or waived prior to the Expiration Date. In certain circumstances, if the conditions described above are waived, we may be required to extend the Expiration Date. Any determination concerning the events described above will be final and binding on all parties, subject to a shareholder’s right to challenge our determination in a court of competent jurisdiction.

YOU SHOULD EVALUATE CURRENT MARKET QUOTES FOR OUR ORDINARY SHARES, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE OFFER. SEE “PRICE RANGE OF SECURITIES AND DIVIDENDS” AND “RISK FACTORS.”

Source and Amount of Funds

We expect that up to approximately $33,598,925, subject to adjustment, will be required to purchase Ordinary Shares tendered pursuant to the Offer if the Offer is fully subscribed. The purchase of shares tendered in the Offer will be funded by Collabrium from the IPO proceeds held in our Trust Account, which will be released to us in connection with the Extension, but the fees and expenses specifically related to the Offer will either be paid by advances from our officers and directors or their affiliates or upon the consummation of our business combination.

Certain Information Concerning Collabrium and the Extension

Set forth elsewhere in this Offer to Purchase is information concerning Collabrium and the Extension. Shareholders are urged to review such information, including the information set forth in “Risk Factors,” prior to making a decision whether to tender their Ordinary Shares. See “Summary” and “The Offer and Extension.”

Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities

Interests of Directors and Executive Officers

See “Summary” and “The Offer and Extension” herein for information related to the interests of our officers and directors in the Offer and the Extension and information related to certain transactions and arrangements concerning our securities.

Agreements Involving Our Securities and Other Material Arrangements

Underwriting Agreement. Pursuant to the underwriting agreement between us and C&Co/PrinceRidge LLC (formerly The PrinceRidge Group LLC), as underwriter, the underwriter purchased and sold 4,200,000 Units in connection with our IPO, which included the partial exercise of the underwriter’s over-allotment option. The underwriters received a discount of 1.5% on the Units sold. Upon consummation of our initial public offering, a deferred corporate finance fee of 3.0% (approximately $1.26 million) is payable to the underwriter, such amount to be held in the trust account until consummation of such business combination. Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriter. If we are unable to provide this indemnification, we will contribute to payments the underwriter may be required to make with respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

UPO. In connection with the consummation of our IPO, we also issued to the underwriter a unit purchase option to purchase up to 400,000 units at $15.00 per unit. The unit purchase option further grants to the holders demand and “piggy back” rights for five and seven years, respectively, from October 18, 2012 (the effective date of our IPO registration statement), with respect to the securities directly and indirectly issuable upon exercise of the option.

Insider Letters. In connection with our IPO, our Initial Shareholders, including our executive officers and directors, entered into letter agreements with us and the underwriter of our IPO. Pursuant to the letter agreements, among other things, the Initial Shares, Insider Warrants and any Ordinary Shares and Warrants issued upon exercise of the insider warrants are each subject to transfer restrictions, the Initial Shareholders have waived all redemption rights with respect to their Initial Shares, and Koji Fusa, our Chief Executive Officer and a member of our board of directors, and Andrew Williams, our Chairman of the Board, have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below approximately $10.326 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is deemed to be unenforceable) and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act.

Warrant Subscription Agreements. In connection with our IPO, our Initial Shareholders also entered into subscription agreements with us for the purchase of Insider Warrants. The Insider Warrants purchased thereunder are identical to the Public Warrants that make up our Units, except that the Insider Warrants (1) may be exercised for cash, or on a cashless basis, at the holder’s option, (2) may not be redeemed by us, in each case so long as they are held by the initial purchasers or their permitted transferees and (3) are not transferable, assignable or salable (except to certain permitted transferees) until 30 days after the completion of our initial business combination. Pursuant to the Merger Agreement, the parties have agreed to amend the terms of the Insider Warrants to remove the cashless exercise right and provide that the Insider Warrants would not be transferred until 180 days after the completion of an initial business combination.

Registration Rights Agreement. Pursuant to a registration rights agreement we entered into with our Initial Shareholders in connection with our IPO, holders of our Initial Shares, Insider Warrants and Warrants that may be issued upon conversion of working capital loans made to us will have rights to require us to register the resale of any such securities held by them. These shareholders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us.

Working Capital Loans. In addition, in order to finance costs in connection with our search for a target business, one or more of our Initial Shareholders, including our executive officers and directors, or their affiliates may, but are not obligated to, loan us funds as may be required. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 may be converted into warrants at a price of $0.75 per warrant. The warrants would be identical to the Insider Warrants. The promissory notes will provide that if we do not complete a business combination, the amounts represented by such promissory notes will be forgiven.

Transactions in Ordinary Shares

Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, and associates of our executive officers and directors, neither we nor any of our directors, executive officers, affiliates or subsidiaries, nor any associates of our executive officers or directors, have effected any transactions involving our Ordinary Shares during the 60 days prior to date of the Offer to Purchase.

Certain Legal Matters; Regulatory Approvals

Except as otherwise discussed herein, we are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Ordinary Shares pursuant to the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Ordinary Shares pursuant to the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Ordinary Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition.

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences of the Offer to U.S. holders (as defined below) whose Ordinary Shares are tendered and accepted for payment. This discussion assumes that holders hold Ordinary Shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of the holder’s individual investment or tax circumstances. In addition, this discussion does not address (i) state, local or non-U.S. tax consequences, or (ii) the special tax rules that may apply to certain holders, including, without limitation:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	non-U.S. individuals, and non-U.S. corporations;

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates (except to the extent discussed herein);

•	persons who received our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common stock through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our stock.

This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury Regulations, judicial opinions, and published positions of the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. holder” means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. holders have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of shares (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners.

This discussion is only a summary of material U.S. federal income tax consequences of the Offer. Holders are urged to consult their own tax advisors with respect to the particular tax consequences to them of the Offer, including the effect of any federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

Exchange of Ordinary Shares Pursuant to the Offer

The exchange of Ordinary Shares for cash pursuant to the Offer will be a taxable redemption of the Ordinary Shares for U.S. federal income tax purposes. The redemption will be treated either as a sale of Ordinary Shares or as a distribution with respect to Ordinary Shares, as more fully described below under “Criteria for Determining Sale or Distribution Treatment under Section 302.”

Criteria for Determining Sale or Distribution Treatment Under Section 302

Whether an exchange of Ordinary Shares for cash pursuant to the Offer qualifies for sale or distribution treatment will depend largely on the total number of Ordinary Shares treated as held by the holder before and after the exchange (including any Ordinary Shares constructively owned by the holder as a result of, among other things, owning Warrants). The exchange of Ordinary Shares for cash pursuant to the Offer generally will be treated as a sale of the Ordinary Shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s share interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below. If the receipt of cash pursuant to the Offer is treated as a sale, then holders will have the tax effects described under “Passive Foreign Investment Company Rules” below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only Ordinary Shares actually owned by the holder, but also Ordinary Shares that are constructively owned by it. A holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire by exercise of an option, which would generally include Ordinary Shares which could be acquired pursuant to the exercise of the Warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding shares actually and constructively owned by the holder immediately following the redemption must, among other requirements, be less than 80% of the percentage of our outstanding shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s shares interest if either (i) all of the Ordinary Shares actually and constructively owned by the holder are redeemed or (ii) all of the Ordinary Shares actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the holder does not constructively own any other shares in us. The exchange of Ordinary Shares for cash pursuant to the Offer will be “not essentially equivalent to a dividend” if such exchange results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” Contemporaneous dispositions or acquisitions of Ordinary Shares by a holder or related persons may be deemed to be part of a single integrated transaction for purposes of the foregoing tests. A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of tendering Ordinary Shares pursuant to the Offer. A U.S. holder owning at least 1% of our outstanding shares who exchanges any Ordinary Shares for cash pursuant to the Offer may be required to comply with the reporting requirement of U.S. Treasury Regulation Section 1.302-2(b)(2). If none of the foregoing tests is satisfied, then the exchange of Ordinary Shares for cash pursuant to the Offer will be treated as a corporate distribution. A corporate distribution will be treated as a dividend to the extent of the holder’s pro rata share of current or accumulated earnings and profits of Collabrium. Collabrium, however, does not believe that it had any earnings and profits in any prior taxable year or will have any earnings and profits for its current taxable year. To the extent that the distribution exceeds the holder’s pro rata share of any earnings and profits, the distribution is treated as a tax-free to the extent of the holder’s adjusted tax basis in its Collabrium shares and, any excess is treated as gain realized from the sale of Collabrium stock. If the receipt of cash pursuant to the Offer is treated as a dividend and/or sale, the tax effects to the holders will be as described under the “Passive Foreign Investment Company Rules” below.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Though we are a blank check company, with no past or current active business, we believe that there is an exemption available to us and that we are not a PFIC.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our Ordinary Shares and the U.S. holder did not make either (a) a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) Ordinary Shares, (b) a QEF election along with a “purging election”, or (c) a mark-to-market (“MTM”) election, all of which are described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. holder on the sale or other disposition of its Ordinary Shares; and

•	any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the Ordinary Shares).

Under these rules,

•	the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;

•	the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

In general, a U.S. holder will avoid the PFIC tax consequences described above in respect to our Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election) or an MTM election, all as described below. Pursuant to the QEF election, a U.S. holder will include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income) (“QEF inclusions”), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends. A subsequent distribution of such earnings and profits that were previously included in income is not taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a QEF will be increased by QEF inclusions that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

If a U.S. holder did not make a timely QEF election and/or is not eligible for a retroactive QEF election as described above, then the PFIC tax consequences described above will apply unless the U.S. holder made a “purging election.” The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special PFIC tax and interest charge rules described above. As a result of the purging election, the U.S. holder will have a new basis and holding period in the Ordinary Shares with respect to which the purging election was made.

If the redemption pursuant to the Offer is treated as a sale, a U.S. holder that made a timely QEF election with respect to our Ordinary Shares generally will recognize capital gain on such sale based on its adjusted basis in its Ordinary Shares (as increased for QEF inclusions previously included in income and decreased by any distributions previously made that were not treated as dividends). On the other hand, a U.S. holder that did not make a QEF election may be subject to the special PFIC tax and interest charge rules described above on any gain realized from a redemption that is treated as a sale.

If the redemption pursuant to the Offer is treated as a corporate distribution, the deemed dividend generally should not be treated as a taxable to the extent attributable to amounts previously included in income by the U.S. holder pursuant to a QEF election. A U.S. holder that did not make a QEF election may be subject to the special PFIC tax and interest charge rules described above on any such deemed dividend.

If the U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. holder may make a MTM election with respect to such shares for such taxable year. If the U.S. holder makes a valid MTM election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Ordinary Shares. Instead, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders should consult their own tax advisers regarding the availability and tax consequences of a MTM election in respect to the Ordinary Shares under their particular circumstances.

U.S. holders should consult their own tax advisors regarding the PFIC rules in connection with the Offer.

Medicare Contribution Tax

U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on and gains from the sale of the Ordinary Shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their disposition of Ordinary Shares.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, we generally will report to the IRS and to each holder the proceeds paid to such holder on disposition of our Ordinary Shares and the tax withheld with respect to those proceeds, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those proceeds and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The disposition proceeds paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

In order for a non-U.S. holder to qualify as an exempt recipient, that holder must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. A non-U.S. holder that is an exempt recipient is not subject to information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of Ordinary Shares where the transaction is effected outside the U.S. through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

Non-Participation in the Offer

Holders of Ordinary Shares who do not tender any of their Ordinary Shares in the Offer will not recognize any gain or loss for U.S. federal income tax purposes as a result of the consummation of the Offer.

Extension of the Offer; Termination; Amendment

Due to the requirement in our Charter and the agreement governing the Trust Account that we must liquidate the Trust Account if a business combination is not completed, and we have not taken advantage of the Extension, by January 24, 2014, we will not be able to extend the Offer beyond January 24, 2014. As a result, if the conditions to the Offer are not met on or before January 24, 2014, we will liquidate the Trust Account. See “— Conditions of the Offer.”

Subject to the foregoing, we expressly reserve the right, at any time and from time to time prior to the scheduled Expiration Date, and regardless of whether any of the events set forth in “— Conditions of the Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Ordinary Shares. We will effect any such extension by giving oral or written notice of such extension to the Depositary and making a public announcement of the extension.

We expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment and not pay for any Ordinary Shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Ordinary Shares upon the occurrence of any of the conditions specified in “— Conditions of the Offer,” if such condition has not been waived (to the extent waivable), by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Ordinary Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) under the Exchange Act, which requires that we must pay the consideration offered or return the Ordinary Shares tendered promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law (including Rule 13e-4 and Rule 14e-1(c) under the Exchange Act), we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “— Conditions of the Offer” have occurred or are deemed by us to have occurred, to amend the Offer prior to the Expiration Date if we determine such other amendments are required by applicable law or regulation. Amendments to the Offer may be made at any time and from time to time by public announcement. In the case of an extension of the Offer, such announcement must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation (including Rule 13e-4 and Rule 14e-1(c)

under the Exchange Act), we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire or another comparable service.

Rules 13e-4(d)(2), 13e-4(e)(3), and 13e-4(f)(1) promulgated under the Exchange Act and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. We will terminate the Offer if the minimum period during which the Offer must remain open extends past January 24, 2014. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Effect of Termination

If we terminate the Offer, we will not able to consummate an initial business combination and will be forced to liquidate. See “The Offer and Extension — Effect of Failure to Obtain Extension” for more information.

Fees and Expenses

We have retained Morrow & Co., LLC to act as Information Agent and Continental Stock Transfer & Trust Company to act as Depositary in connection with the Offer. The Information Agent may contact holders of securities by mail, facsimile and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Information Agent and Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by Collabrium for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws. We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent as described above) for soliciting tenders of Ordinary Shares pursuant to the Offer. Shareholders holding securities through brokers, dealers and other nominee shareholders are urged to consult the brokers, dealers and other nominee shareholders to determine whether transaction costs may apply if any such shareholder tenders Ordinary Shares through the brokers, dealers and other nominee shareholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Ordinary Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer. We will not pay or cause to be paid any stock transfer taxes, if any, on our purchase of securities.

In addition, we will incur and pay reasonable and customary fees and expenses for financial printing services.

Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Ordinary Shares pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Ordinary Shares residing in such jurisdiction.

You should only rely on the information contained in this Offer to Purchase or to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the Offer other than those contained in this Offer to Purchase, the Letter of Transmittal or in the other documents that constitute a part of the Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, our board of directors, the Depositary or the Information Agent.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of Our Securities

Our Ordinary Shares, Warrants and Units are each quoted on Nasdaq, under the symbols “JACQ,” “JACQW” and “JACQU,” respectively. Each Unit consists of one Ordinary Share and one Warrant to purchase an additional Ordinary Share. Our Units commenced trading on October 19, 2012. Our Ordinary Shares and Warrants commenced trading on December 11, 2012.

The table below sets forth the high and low sales prices of our Ordinary Shares, Warrants and Units as reported on Nasdaq for the period from December 11, 2012 (the date on which the Ordinary Shares and Warrants were first quoted on Nasdaq) through December 19, 2013 and for the period from October 19, 2012 (the date on which Units were first quoted on Nasdaq) through December 19, 2013.

	Ordinary Shares		Warrants		Units
Period*	High	Low	High	Low	High	Low
FY 2014:
First Quarter**	$11.00	$10.19	$0.28	$0.18	$10.40	$10.30
FY 2013:
Fourth Quarter	$10.19	$10.05	$0.38	$0.25	$10.40	$10.25
Third Quarter	$10.15	$10.00	$0.40	$0.14	$10.40	$10.07
Second Quarter	$10.00	$9.00	$0.44	$0.14	$10.19	$10.03
First Quarter***	—	—	$0.30	$0.24	$10.19	$10.02

*	Our fiscal year ends on September 30th.

**	Through December 19, 2013.

***	Commencing on December 11, 2012 for Ordinary Shares and Warrants and on October 19, 2012 for Units.

On December 19, 2013, the last reported closing prices of our Ordinary Shares, Warrants and Units were $10.23, $0.20 and $10.30, respectively.

Dividends

We have not paid any cash dividends on our Ordinary Shares to date and do not intend to pay cash dividends prior to the completion of a business combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of December 19, 2013 by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the Ordinary Shares. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Ordinary Shares that they beneficially own, subject to applicable community property laws. All Ordinary Shares subject to options or warrants exercisable within 60 days of December 19, 2013 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 5,600,000 Ordinary Shares outstanding as of December 19, 2013 and assumes that none of the Public Shares held by our public shareholders are validly tendered pursuant to the Offer.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Andrew Williams	233,334		4.2%
Koji Fusa	518,518		9.3%
Hiroshi Tamada	518,518		9.3%
Timothy Duffy	129,590	(2)	2.3%
All directors and executive officers as a group (three individuals)	1,270,370		22.7%
AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	350,000	(3)	6.3%
Pine River Capital Management L.P. 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305	350,000	(4)	6.3%
North Pole Capital Master Fund 401 Bay Street, Suite 1900 PO Box 19 Toronto, Ontario M5H2Y4, Canada	700,000	(5)	12.5%
Bulldog Investors Park 80 West 250 Pehle Avenue, Suite 708 Saddle Brook, NJ 07663	600,000	(6)	10.7%
Hawkeye Capital Master P.O. Box 897GT Windward 1 Regatta Office Park, West Bay Road, Georgetown Grand Cayman, Cayman Islands	750,000	(7)	13.4%

(1)	Unless otherwise indicated, the business address of each of the individuals is located at c/o Collabrium Advisors LLP, 16 Old Bond Street, London W1S 4PS.

(2)	Mr. Duffy is not an officer, director or 5% holder on his own. However, due to his participation in our pre-IPO activities as an initial shareholder and holder of insider warrants, we have elected to include him in the table.

(3)	Represents shares held by AQR Capital Management, LLC. The foregoing information was derived from a Schedule 13G filed on February 14, 2013.

(4)	Represents shares for which Pine River Capital Management L.P. reports shared power to vote and to dispose of such shares with Brian Taylor and Pine River Master Fund, Ltd. The foregoing information was derived from a Schedule 13G filed on October 29, 2012.

(5)	Represents shares held directly by North Pole Capital Master Fund (“North Pole”), for which shares Polar Securities Inc serves as North Pole’s investment advisor. The foregoing information was derived from a Schedule 13G filed on October 29, 2012.

(6)	Represents shares held by Bulldog Investors and Brooklyn Capital Management. Phillip Goldstein and Andrew Dakos are the principals of Bulldog Investors. The foregoing information was derived from a Schedule 13G filed on October 29, 2012 (re-filed without substantive change on November 6, 2012).

(7)	Hawkeye Capital Management, LLC, as manager of Hawkeye Capital Master, and Richard A. Rubin, as managing member of Hawkeye Capital Management, LLC may also be deemed to beneficially own these shares. The foregoing information was derived from a Schedule 13G filed on November 9, 2012.

APPRAISAL RIGHTS

No appraisal rights are available to you under the Companies Act in connection with the Offer.

WHERE YOU CAN FIND MORE INFORMATION

Collabrium is subject to certain of the informational filing requirements of the Exchange Act. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchase and sale of our shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, on Form 6-K, certain unaudited financial information after the first six months of our fiscal year and have filed with the SEC a Form 6-K containing certain unaudited financial statements for the six month period ended March 30, 2013. We also have filed, pursuant to Rule 13e-4(c)(2), an Issuer Tender Offer Statement on Schedule TO as may be amended from time to time (the “Schedule TO”) with the SEC that includes additional information relating to the Offer. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC, including the Schedule TO. You may also request a copy of the Schedule TO and related exhibits, at no cost, by writing or calling the Information Agent for the Offer at the telephone numbers set forth on the back cover of this Offer to Purchase.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS OFFER TO PURCHASE OR IF YOU
HAVE QUESTIONS ABOUT THE TRANSACTION, YOU SHOULD CONTACT INFORMATION
AGENT BY TELEPHONE OR IN WRITING AT THE ADDRESS SET FORTH BELOW

The Depositary for the Offer is:

Continental Stock Transfer & Trust Co.
Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

By Facsimile (for Eligible Institutions only):	Confirm Receipt of Facsimile by Telephone:
(212) 616-7610	(917) 262-2378

Questions and requests for assistance regarding the Offer may be directed to Morrow & Co., LLC, our Information Agent for the Offer at the telephone numbers set forth below. You may also request additional copies of this Offer to Purchase, the Letter of Transmittal, and the other Offer documents from the Information Agent at the telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

The Information Agent for the Offer is:

Morrow & Co., LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokerage firms: (203) 658-9400
collabrium.info@morrowco.com

Offer to Purchase

December 23, 2013